                                                                     Exhibit 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTI-TUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                        8% CONVERTIBLE PREFERRED STOCK
                            SUBSCRIPTION AGREEMENT

                                CONSILIUM, INC.

          THIS AGREEMENT is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").

          This Agreement has been executed by the undersigned in connection with the private placement of the Convertible Preferred Stock Series A (hereinafter referred to as the "Preferred Stock") of CONSILIUM, INC. (NASDAQ National Market System symbol "CSIM"), located at 485 Clyde Avenue, Mountain View, CA 94043, a corporation organized under the laws of Delaware, USA (hereinafter referred to as the "Company"). The terms on which the Preferred Stock may be converted into Common Stock and the other terms of the Preferred Stock are set forth in the Certificate of Designation of the Convertible Preferred Stock Series A (Exhibit A annexed hereto). This Subscription and, if accepted by the Company, the offer and sale of the Preferred Stock and the underlying Common Stock (collectively the "Securities"), are being made in reliance upon the provisions of Regulation D under the Act.

          The undersigned, ______________________________, located at
____________ __________________________, a corporation (limited liability company) organized under the laws of _______ (hereinafter referred to as "Subscriber"), hereby represents and warrants to, and agrees with the Company as follows:

          1.  Agreement to Subscribe; Purchase Price.
              --------------------------------------

          (a) The Company will sell and the Subscriber will buy ___________ (___) shares of Preferred Stock for an aggregate purchase price of ____________________ ($_______) (U.S.) Dollars based on U.S.$1,000 per share.
The shares shall pay an eight (8%) percent cumulative dividend, payable in cash or Common Stock (based on the average closing bid price for the five (5) trading days prior to the record date) at the discretion of the Company at the time of each conversion.

          (b) Form of Payment.  Subscriber shall pay the Purchase Price by
              ---------------
delivering good funds in United States Dollars by wire transfer to Sheldon E. Goldstein, P.C., Escrow Agent, in accordance with a separate Escrow Agreement (Attachment I), against delivery of the original Preferred Stock.

          (c) Wire Instructions.  Wire instructions for Sheldon E. Goldstein,
              -----------------
P.C. are as follows:

          Chase Manhattan Bank, N.A.
          ABA No. 021000021
          For the Account of:
           United States Trust Company of New York
           Account No. 920-1-073195
          In favor of:
           Sheldon E. Goldstein, P.C. Attorney Trust Account
           Account No. 59-02347

          2.  Representation and Warranties of the Subscriber.  Subscriber
              -----------------------------------------------
acknowledges, represents, warrants and agrees as follows:

          (a) Organization and Authorization.  Subscriber is duly incorporated
              ------------------------------
or organized and validly existing in the country of its incorporation or organization and has all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by the Subscriber, the performance by the Subscriber of its obligations hereunder and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Subscriber. The Undersigned's signatory has all right, power and authority to execute and deliver this Agreement on behalf of the Subscriber. This Agreement has been duly executed and delivered by the Subscriber and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with its terms and the Subscriber can afford the complete loss of Subscriber's investment.

          (b) Evaluation of Risks.  Subscriber has such knowledge and experience
              -------------------
in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk and the Subscriber can afford the complete loss of Subscriber's investment.

          (c) Independent Counsel.  Subscriber acknowledges that it has been
              -------------------
advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

          (d) Disclosure Documentation.  Subscriber has received and reviewed
              ------------------------
copies of the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including its December 31, 1996 Form 10-K and its January 31, 1997 and April 30, 1997 Form 10-Q's (collectively, the "SEC Filings"). Subscriber acknowledges that the Company has offered to make available any additional public information that the Subscriber may reasonably request, including technical information, and other material information about the Company and Subscriber has been offered Company's full and unconditional cooperation in making such information available to Subscriber and acknowledges that the Company has recommended that the Subscriber request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the SEC Filings.

          (e) Opportunity to Ask Questions.  Subscriber has had a reasonable
              ----------------------------
opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of Subscriber.

          (f) SEC Filings Constitute Sole Representations.  Except as set forth
              -------------------------------------------
in the SEC Filings, no representations or warranties have been made to Subscriber by (a) the Company or any agent, employee or affiliate of the Company or (b) any other person, and in entering into this transaction Subscriber is not relying upon any information, other than that contained in the SEC Filings and the results of independent investigation by Subscriber.

          (g) Subscriber is Accredited Investor.  The undersigned is an
              ---------------------------------
"Accredited Investor" as defined below who represents and warrants it is included within one or more of the following categories of "Accredited Investors."

              (i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in Section 3(a)(5)A of the Act whether acting in it individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
     Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (ii)    Any private business development company as defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940;

               (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

               (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

               (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii);

               (viii) Any entity in which all of the equity owners are accredited investors; and

               (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act.

          (h)  No Registration, Review or Approval. Subscriber acknowledges and
               -----------------------------------
understands that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Subscriber acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Subscriber understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Securities.

          (i) Investment Intent.  Without limiting its ability to resell the
              -----------------
Securities pursuant to an effective registration statement, Subscriber is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Subscriber understands and agrees that it may bear the economic risk of its investment in the Securities for an indefinite period of time.

          (j) Transfer Restrictions/Conversion Holding Period/Conversion Price.
              ----------------------------------------------------------------
Refer to Certificate of Designation (Exhibit A).

          (k) Registration Rights.  The parties have entered into a Registration
              -------------------
Rights Agreement (Attachment II).

          (l) No Advertisements.  The Subscriber is not subscribing for
              -----------------
Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

          (m) Capitalization.  The authorized capital stock of the Company
              --------------
consists of 25,000,000 Shares of Common Stock, $.01 par value, of which 8,018,291 shares of Common Stock have been issued as of April 30, 1997, and 4,000,000 Shares of Preferred Stock, $.01 par value, of which 3,000 Shares have been designated Series A Non-Voting Convertible Preferred Stock, $.01 par value. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Shares. As of the Closing Date, the Company has reserved sufficient shares of Common Stock for issuance upon exercise of the Shares which are convertible, at Purchaser's option, at the Conversion Price, as per the Certificate of Designation.

          3.  Representations and Warranties of the Company.  For so long as any
              ---------------------------------------------
Securities held by Subscriber remains outstanding, the Company acknowledges, represents, warrants and agrees as follows:

          (a) Organization and Authorization.  The Company is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is not in default or violation of any material term or provision of its Certificate of Incorporation, as amended, or By-laws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the rights of creditors generally and available equitable remedies.

          (b) Reporting Issuer Company Status. The Company is in full
              -------------------------------
compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934, and shall use its best efforts to maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock trades on the NASDAQ National Market System.

          The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer to sell the Shares (or for such shorter period that the Company has been required to file such material).

          (c) Further Representations and Warranties of the Company.  For so
              -----------------------------------------------------
long as any Securities held by the Subscriber remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

              (i) It will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Securities.

              (ii) It will use its best efforts to maintain the listing of its Common Stock on the NASDAQ National Market System.

              (iii) It will permit the Subscriber to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion (Exhibit B annexed hereto) to the Company and delivering the original Notice of Conversion and the certificate representing the Preferred Stock to the Company by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date. The Company will use its best efforts to transmit the certificates representing shares of Common Stock issuable upon conversion of any Preferred Stock (together with the certificates representing the Preferred Stock not so converted) to the Subscriber via express courier, by electronic transfer or otherwise within three business days after the conversion date if the Company has received the original Notice of Conversion and Preferred Stock certificate being so converted by such date. In addition to any other remedies which may be available to the Subscriber, in the event that the Company fails to use its best efforts to effect delivery of such shares of Common Stock within such three business day period, the Subscriber will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Preferred Stock representing the portion of the Shares converted shall be delivered as follows:

          To the Company:

               Consilium, Inc.
               485 Clyde Avenue
               Mountain View, CA  94043
               Attn:  Michael Field, Esq.
               Fax: (415) 691-6150

          In the event that the Common Stock issuable upon conversion of the Preferred Stock is not delivered, as a direct result of the negligence or action or inaction of the Company only, within ten (10) business days of receipt by the Company of a valid Conversion Notice and the Preferred Stock to be converted (such date of receipt referred to as the "Conversion Date"), and (i) the closing price of the Common Stock of the Company on the NASDAQ National Market on the date the Common Stock issuable upon conversion of the Preferred Stock is delivered to the Purchaser (the "Delivery Date") is lower than the Conversion Price, or (ii) the Delivery Date is not within fifteen (15) business days of the Conversion Date, the Company shall pay to the Purchaser, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the tenth of fifteenth business day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable only in shares of Common Stock based on the average closing bid price for the five (5) trading days prior to the Conversion Date and not in cash. The number of such shares shall be determined by dividing the total sum payable by the Conversion Price.

          (d) SEC Filings.  None of the Company's filings with the Securities
              -----------
and Exchange Commission since December 31, 1996 contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading. To the best of its knowledge, the Company has since December 31, 1996 timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission, except for the timely filing of Forms 3, 4 and 5 under Section 16 of the Securities and Exchange Act.

          (e) Full Disclosure.  There is no fact known to the Company (other
              ---------------
than general economic conditions known to the public generally) that has not been disclosed in writing to the Subscriber that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          (f) Opinion of Counsel.  The Company shall have their counsel, or the
              ------------------
Company's general counsel, as applicable, provide, at the Company's expense, an opinion of counsel acceptable to the transfer agent (if required) upon conversion of the Convertible Preferred Stock, upon receipt of Notice of Conversion from each Subscriber.

          Subscriber shall, upon the Closing, receive an opinion letter from counsel to the Company to the effect that:

               (i) The Company is duly incorporated and validly existing and in good standing under the laws and jurisdiction of its incorporation.

               (ii) Except as set forth in the SEC Filings, to Counsels' knowledge during the time he has served as counsel to the Company, without an independent investigation, there is no litigation filed against the Company currently pending.

               (iii) Except as set forth in the SEC Filings and Annual Report, to Counsels' knowledge, without an independent investigation, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

               (iv) To Counsels' knowledge, without an independent investigation, there is no litigation filed by the Company currently pending.

               (v) The Subscription Agreement, the issuance of the Preferred Stock and the issuance of Common Stock, upon conversion of the Preferred Stock, have been duly approved by all required corporate action and that all such securities, upon delivery, in accordance with the terms of this Agreement shall be validly issued and outstanding, fully paid and nonassessable.

               (vi) To Counsel's knowledge, without an independent investigation, the execution and delivery of the Subscription Agreement, the issuance of the Preferred Stock and the issuance of Common Stock upon conversion of the Preferred Stock, do not and will not conflict with or result in a material breach by the Company of any of the terms or provisions of, or constitute a material default under the articles of incorporation or by-laws of the Company, or any of the contracts filed as Exhibits 10.1 through 10.22 to the Company's most recently filed Report on Form 10-Q.

          (g) That it will obtain for the Subscriber, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock.

          (h)  Outstanding Debt or Equity Securities.  Except as described in
               -------------------------------------
the Company's SEC Filings for the 1991-1996 fiscal years, and in press releases issued and Form 8-Ks filed by the Company since the end of the 1996 fiscal year, and options and warrants to purchase Common Stock of the Company, there are no other material outstanding debt or equity securities presently convertible into shares of Common Stock. Except as described in the Company's SEC Filings, the Company has no outstanding restricted shares of Common Stock, or shares of Common Stock sold under Regulation S or Regulation D under the Act or outstanding under any other exemption from registration, which are available for sale as unrestricted free trading stock.

          (i) Rule 144 Reporting.  With a view to making available the benefits
              ------------------
of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to use its best efforts to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the Exchange Act;

              (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

              (c) to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser to sell any such Securities without registration.

          (j) No Conflict.  The execution and delivery of this Agreement do not,
              -----------
and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

          (k) Use of Proceeds.  The Company represents that the net proceeds
              ---------------
from this offer will be used for working capital.

          (l) Dilution.  The Company is aware and acknowledges that conversion
              --------
of the Preferred Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock, up to a maximum of 1,595,639 shares.

          (m) Stock Issuance.  The Preferred Stock which shall be issued at the
              --------------
closing is properly issued under the Company's state of incorporation and all issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          4.  Representations and Warranties of the Company and Subscriber.
              ------------------------------------------------------------
Each of Subscriber and the Company represent to the other the following with respect to itself:

          (a) Subscription Agreement.  The Subscription Agreement has been duly
              ----------------------
authorized, validly executed and delivered on behalf of the Company and Subscriber and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

          (b) Approvals.  Neither the Company nor Subscriber is aware of any
              ---------
authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities.

          (c) Indemnification.  Each of the Company and the Subscriber agrees to
              ---------------
indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

          5.  Restrictions on Conversion of Preferred Stock.  The Subscriber or
              ---------------------------------------------
any subsequent holder of the Preferred Stock (the "Holder") shall be prohibited from converting any portion of the Preferred Stock which would result in the Subscriber or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company, and notwithstanding any other provisions in this Agreement, the Holder's Securities, when aggregated with all securities issued and sold by the Company in connection herewith shall in no event be convertible into more than 1,595,639 shares of Common Stock.

          6.  Registration or Exemption Requirements.  Subscriber acknowledges
              --------------------------------------
and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Subscriber understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

          7.  Legend.  The certificates representing the Securities shall be
              ------
subject to a legend restricting transfer under the Act, such legend to be substantially as follows:

          "THESE SECURITIES HAS BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE

     OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

The Securities shall also include any legends required by any applicable state securities laws.

          The legend(s) shall be removed and the Company shall issue replacement certificates without such legend to the holder of such certificates if such holder provides to the Company an opinion of counsel reasonably acceptable to the Company, to the effect that a public sale, transfer or assignment of such Securities may be made without registration.

          8.   Stock Delivery Instructions.  The Preferred Stock Certificate
               ---------------------------
shall be delivered to Subscriber on a delivery versus payment basis as set forth in the Escrow Agreement.

          9.   Closing Date.  The date of the issuance of the Preferred Stock
               ------------
(the "Closing Date") shall be mutually agreed upon as to time and place.

          10.  Conditions to the Company's Obligation to Sell.  Subscriber
               ----------------------------------------------
understands that the Company's obligation to sell the Convertible Preferred Stock are conditioned upon:

          (a) The receipt and acceptance by the Company of this Subscription Agreement for all of the Convertible Preferred Stock as evidenced by execution of this Subscription Agreement by the President or any Vice President of the Company; and

          (b) Delivery into escrow by Subscriber of good cleared funds as payment in full for the purchase of the Preferred Stock, and written notification to the Company by the Escrow Agent of receipt of payment in full for the Convertible Preferred Stock;

          (c) All representations and warranties of the Subscriber shall remain true and correct as of the Closing Date; and

          (d) The Company receives a minimum investment of $2 million on the sale of Preferred Stock.

          11.  Conditions to Subscriber's Obligation to Purchase.  The Company
               -------------------------------------------------
understands that Subscriber's obligation to purchase the Convertible Preferred Stock is conditioned upon:

          (a) Acceptance by Subscriber of a satisfactory Subscription Agreement, including Exhibits and Attachments, for the sale of the Convertible Preferred Stock;

          (b)  Delivery of the Convertible Preferred Stock;

          (c) All representations and warranties of the Company shall remain true and correct as of the Closing Date;

          (d) Receipt of opinion of counsel and filed Certificate of Designation.

          12.  Miscellaneous.
               -------------

          (a)  Governing Law/Jurisdiction.  This Agreement will be construed and
               --------------------------
enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the
                                                ----- --- ----------
bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          (b) Confidentiality.  If for any reason the transactions contemplated
              ---------------
by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

          (c) Facsimile/Counterparts/Entire Agreement.  In lieu of the original,
              ---------------------------------------
a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and Exhibits hereto constitute the entire agreement between the Subscriber and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by both of them.

          (d) Severability.  In the event that any provision of this Agreement
              ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          (e) Fees.  The Company acknowledges that the Purchasers shall have no
              ----
responsibility for the payment of any of the Company's fees in connection with this offering.

          IN WITNESS WHEREOF, this Subscription Agreement was duly executed on the date first written below.

                                          PURCHASER:

                                          --------------------------------------


                                          By
                                            ------------------------------------
                                            Officer:
                                            Title:
                                          Executed this ____ day of August, 1997
Agreed to and Accepted on
this ____ day of August 1997

CONSILIUM, INC.


By
  --------------------------------
  Title:

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


NAME:

ADDRESS:



TEL NO:

FAX NO:

CONTACT
NAME:


DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


NAME:

ADDRESS:



TEL NO:

FAX NO:

CONTACT
NAME:

SPECIAL
INSTRUCTIONS:
              -----------------------------------------------------

          ---------------------------------------------------------

          ---------------------------------------------------------

          ---------------------------------------------------------

                                                                       EXHIBIT A
                          CERTIFICATE OF DESIGNATION

                                      of

                     SERIES A CONVERTIBLE PREFERRED STOCK

                                      of

                                CONSILIUM, INC.

       (Pursuant to Section 151 of the Delaware General Corporation Law)


          CONSILIUM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by unanimous written consent of the Board of Directors dated August 15, 1997:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock of the Corporation, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Section 1.  Designation and Amount.  The shares of such series shall
                      ----------------------
be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be three thousand (3,000). Such number of shares may be increased or decreased by resolution of the Board; provided, however, no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants for, or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2.  Dividends.
                      ---------

          a. Subject to the limitations set forth below, the holders of the Series A Preferred Stock shall be entitled to receive, from funds of the Corporation legally available therefor pursuant to the General Corporation Law of the State of Delaware (the "Legally Available Funds"), a cumulative dividend of $80 per annum on each share of Series A Preferred Stock ratably for the period that such share of the Series A Preferred Stock is outstanding (the "Period").

          b. Subject to the limitations set forth herein and by applicable state law, dividends on each share of Series A Preferred Stock shall be due and payable on or before the fifth business day following the Conversion Date (as defined below) with respect to such share or the Anniversary Date (as defined below), whichever is applicable, and shall paid to the holder of record of such share as such holder appears on the stock register of the Corporation on the Conversion Date or the Anniversary Date, whichever is applicable.

          c. Dividends on shares of Series A Preferred Stock shall be fully cumulative and shall accrue without regard to whether or not such dividends have been declared and whether or not there are any Legally Available Funds available for the payment of dividends.

          d. Dividends on the shares of Series A Preferred Stock shall be payable in cash, common stock of the Corporation, $0.01 par value per share (the "Common Stock"), or any combination thereof, as determined by the Board. Any Common Stock so issued as a dividend shall be deemed to have a value equal to the average of the closing bid prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or on the principal national securities exchange on which the Common Stock is admitted to trading or listed or, if not listed or admitted to trading on NASDAQ or a national securities exchange, as reported by the National Quotation Bureau, Inc. or other similar organization ("Other Exchanges") ) for the five (5) trading days immediately prior to the date such dividend is payable.

          e. No share of Series A Preferred Stock shall be entitled to participate with respect to any dividend (in any form) declared, accrued, or paid on any other class, or series thereof, of the capital stock of the Corporation.

          Section 3.  Conversion.
                      ----------

          a. The holder of any share or shares of Series A Preferred Stock shall have the right, without the payment of any additional consideration, to convert any share of Series A Preferred Stock held by such holder into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price using the following Conversion
Schedule:

          Six (6) months from the Closing Date holders shall have the right to convert twenty five (25%) percent of their total outstanding position, only if the Closing Price reported on NASDAQ or Other Exchanges is five ($5.00) dollars or above, at a fifteen (15%) percent discount from the Average Bid Price of the five (5) trading days prior to the Conversion Date; provided, however, the Company shall not be obligated to convert an aggregate number of Shares of Series A Preferred Stock greater than twenty-five (25%) percent of the number of designated shares of Series A Preferred Stock.

          Nine (9) months from the Closing Date holders shall have the right to convert an additional twenty-five (25%) percent of its total outstanding position, only if the Closing Price reported on NASDAQ or Other Exchange is five ($5.00) dollars or above, at a seventeen (17%) percent discount from the Average Bid Price of the five (5) trading days prior to the Conversion Date; provided, however, the Company shall not be obligated to convert an aggregate number of Shares of Series A Preferred Stock greater than fifty (50%) percent of the number of designated shares of Series A Preferred Stock.

          One (1) year from the Closing Date the holder shall have right to convert any unconverted Preferred Stock at an eighteen (18%) percent discount from the five (5) day Average Bid Price prior to the Conversion Date.

          As used herein, the Conversion Price shall mean a price equal to the above discount from the Average Bid Price (as hereinafter defined), provided, however, in no event shall the Conversion Price be less than $1.95 (the "Floor Price") or more than the difference between the Closing Bid Price and the Floor Price added to the Closing Bid Price (the "Ceiling Price"). The formula for such calculation shall be stated as follows:

          Ceiling Price = Closing Bid Price - $1.95 + Closing Bid Price

          The holder shall exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion (Exhibit A annexed hereto) to the Company and delivering the original Notice of Conversion and the certificate representing the Preferred Stock to the Company by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date. The Company will use its best efforts to transmit the certificates representing shares of Common Stock issuable upon conversion of any Preferred Stock (together with the certificates representing the Preferred Stock not so converted) to the holder via express courier, by electronic transfer or otherwise within three business days after the conversion date if the Company has received the original Notice of Conversion and Preferred Stock certificate being so converted by such date. In addition to any other remedies which may be available to the holder, in the event that the Company fails to use its best efforts to effect delivery of such shares of Common Stock within such three business day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

          In the event that the Common Stock issuable upon conversion of the Preferred Stock is not delivered, as a direct result of the negligence or action or inaction of the Company only, within ten (10) business days of receipt by the Company of a valid Conversion Notice and the Preferred Stock to be converted (such date of receipt referred to as the "Conversion Date"), and (i) the closing price of the Common Stock of the Company on the Nasdaq National Market on the date the Common Stock issuable upon conversion of the Preferred Stock is delivered to the Purchaser (the "Delivery Date") is lower than the Conversion Price, or (ii) the Delivery Date is not within fifteen (15) business days of the Conversion Date, the Company shall pay to the Purchaser, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the tenth or fifteenth business day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable only in shares of Common Stock and not in cash. The number of such shares shall be determined by dividing the total sum payable by the Conversion Price.

          b. Any shares of Series A Preferred Stock outstanding on the second anniversary of the date on which the Series A Preferred Stock was first issued by the Corporation (the "Anniversary Date") automatically shall be converted into Common Stock on the same basis as the holder of such shares of Series A Preferred Stock may convert such shares pursuant to Section 3a above. The Corporation shall not be obligated to deliver the certificate(s) evidencing such shares of Common Stock unless the certificate(s) evidencing the Series A Preferred Stock so converted are delivered to the Corporation.

          c. (1) If the Corporation shall, at any time or from time to time, declare and pay to the holders of Common Stock a dividend in shares of Common Stock, or the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock then the Floor Price, each shall be adjusted so that the same shall equal the price determined by multiplying the Floor Price by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to the happening of such even and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after the happening of such event. Such adjustment shall become effective immediately after the opening of business of the day following the record date, in the event of a stock dividend or the day upon which the subdivision or combination becomes effective, as the case may be.

              (2) If the Corporation shall, at any time or from time to time after the date on which the Series A Preferred Stock was first issued by the Corporation, make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation, including a distribution of evidence of indebtedness of the Corporation, other than shares of Common Stock, then, and in each such event, provision shall be made by the Corporation so that the holders of shares of Series A Preferred Stock shall receive upon conversion thereof, in a addition to the number of shares of Common Stock receivable thereupon, the amount of those securities of the Corporation that such holders would have received had their shares of Series A Preferred Stock been converted on the date of such even and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period.

              (3) If the shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock shall be changed into the same or any different number of shares of any class or any series of any class of capital stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or a stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in Section 7 hereof), then, and in each such event, the holder of shares of Series A Preferred

Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change.

          e. At all times, the Corporation shall reserve and keep available out of its authorized but unissued Common Stock solely for issuance upon the conversion of shares of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as, from time to time, shall be issuable upon the conversion of all the shares of the Series A Preferred Stock at the time outstanding.

          f. No fractional shares of Common Stock shall be issued. In lieu of the issuance of any fractional share of Common Stock that would, but for the foregoing, be issued to a holder of Series A Preferred Stock on the conversion thereof, the Corporation shall pay to such holder, in cash, the value of such fractional share which value shall be based upon the closing sale price of the Common Stock as reported on NASDAQ (or on the principal national securities exchange on which the Common Stock is admitted to trading or listed or, if not listed or admitted to trading on NASDAQ or a national securities exchange, as reported by the National Quotation Bureau, Inc. or other similar organization) for the trading day immediately preceding the effective date of such conversion.

          Section 4.  Voting Rights.  Except as required by applicable law, the
                      -------------
holders of shares of Series A Preferred Stock shall not have the right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Corporation's stockholders.

          Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                      -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized by unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up.  In the event of
                      --------------------------------------
any liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series A Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of indebtedness, but before any distribution of assets is made to holders of Common Stock or to holders of any other class of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, liquidating distributions on each share of Series A Preferred Stock held by such holder in the per share amount of $1,000 plus all dividends accrued and unpaid, if any, on each such share pursuant to Section 2 hereof (the "Liquidation Preference").
If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect too the Series A Preferred Stock or any other shares of stock of the

Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

          Section 7.  Consolidation, Merger, etc.  If the Corporation shall
                      --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in any such case, the Corporation, as a condition precedent to such transaction, shall cause effective provisions to be made so that each holder of Series A Preferred Stock then outstanding shall have the right, by converting such share(s) of Series A Preferred Stock to acquire the kind and amount of shares of stock, securities, cash and/or other property receivable upon such consolidation, merger, combination or other transaction by a holder of the number of shares of Common stock which might have been acquired upon conversion of such Series A Preferred Stock immediately prior to such consolidation, merger, combination, or other transaction.

          Section 8.  No Redemption.  The shares of Series A Preferred Stock
                      -------------
shall not be redeemable.

          Section 9.  Amendment.  This Certificate of Designation shall not be
                      ---------
amended in any manner which should materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          RESOLVED, FURTHER, that the appropriate officers of the Corporation hereby are authorized to execute and acknowledge a certificate setting forth these resolution and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and Chief Executive Officer this ___ day of August, 1997.



                              -------------------------------------
                              Laurence R. Hootnick
                              President and Chief Executive Officer

                                                                       EXHIBIT B

                             NOTICE OF CONVERSION

       (To be Executed by the Registered Holder in order to Convert the
                        8% Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert the Preferred Stock Certificate No. _________ into Shares of Common Stock of CONSILIUM, INC. (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that:

     (i) that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), subject to any restrictions on sale or transfer set forth in the Subscription Agreement between the Company and the original holder of the Preferred Stock submitted herewith for conversion;
     (ii) the undersigned has not engaged in any transaction or series of transaction that is a part of or a plan or scheme to evade the registration requirements of the Act; and
     (iii) upon conversion pursuant to this Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the 1934 Act) 4.9% or more of the then issued and outstanding shares of the Company.


     ----------------------------     ----------------------------------
     Date of Conversion               Applicable Conversion Price


     ----------------------------     ----------------------------------
     Number of Common Shares upon     $ Amount of Conversion
     Conversion


     ----------------------------     ----------------------------------
     Signature                        Name

     Address:                         Delivery of Shares to:



* This original Preferred Stock and Notice of Conversion must be received by the Company by the third business day following the Date of Conversion

                                                                    ATTACHMENT I

                               ESCROW AGREEMENT


          THIS AGREEMENT is made as of the ____ day of August, 1997 by and between CONSILIUM, INC., with its principal office at 485 Clyde Avenue, Mountain View, CA 94043 (hereinafter the "Company"), ___________________________,
________________________ _________ (hereinafter "Purchaser") and SHELDON E.
GOLDSTEIN, P.C., 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "Escrow Agent").

                             W I T N E S S E T H:

          WHEREAS, pursuant to the Securities Purchase Agreement dated August __, 1997 (the "Agreement"), Purchaser will be purchasing shares of the Company (the "Securities") at a purchase price as set forth in the Securities Subscription Agreement, signed by the Company and Purchaser; and

          WHEREAS, the Company has requested that the Escrow Agent hold the funds of Purchaser in escrow until the Escrow Agent has received the Securities and had the opportunity to speak with the Company to confirm their issuance.
The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's direction immediately available funds to the Company or the Company's account and arrange for delivery of the Securities to Purchaser per the Purchaser's written instructions.

          NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                   ---------

                              TERMS OF THE ESCROW
                              -------------------

          1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Securities.

          1.2 Upon Escrow Agent's receipt of cleared funds into his attorney trustee account, he shall notify in writing the Company, or the Company's designated attorney or agent, of the amount of funds he has received into his account.

          1.3 The Company, upon receipt of said notice and acceptance of Purchaser's Subscription Agreement, as evidenced by the Company's execution thereof, shall deliver to

Escrow Agent the Securities being purchased. Escrow Agent shall then communicate with the Company to confirm the validity of its issuance.

          1.4 Once Escrow Agent reasonably confirms the validity of the issuance of the Securities, he shall immediately wire that amount of funds necessary to purchase the Securities, per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of legal fees incurred by the Purchasers to Sheldon E. Goldstein, P.C. not to exceed twenty thousand ($20,000) dollars and placement agent fees as directed by the Company accordingly with the net balance payable to the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Purchaser.

          1.5 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Purchaser in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Company and the Purchaser or its agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the Securities and/or funds. Upon receipt by the Escrow Agent of said notice from the Company and the Purchaser of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Securities and/or funds, the Escrow Agent shall promptly thereafter transfer all of the Securities and/or funds held in escrow to said successor escrow agent. Immediately after said transfer of Securities, the Escrow Agent shall furnish the Company and the Purchaser with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Purchaser after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Purchaser to transfer the Securities and funds to a successor escrow agent or to return same to the respective parties.

          1.6 The Escrow Agent shall be reimbursed by the Company and the Purchaser for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

          1.7 The Escrow Agent shall not be liable for any action taken or omitted by him in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

          1.8 The Company and the Purchaser warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

          (i) there is no security interest in the Securities or any part thereof;

          (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

          (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

          1.9 The Escrow Agent has no liability hereunder to either party other than to hold the Securities and funds and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow.


                                   ARTICLE 2
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

          2.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

          (i)   Consilium, Inc.
                485 Clyde Avenue
                Mountain View, CA  94043
                Attn:  Michael J. Field, Esq.
                Tele: (415) 691-6100
                Fax:  (415) 691-6150

          (ii)  Gray, Cary, Ware & Freidenrich
                400 Hamilton Avenue
                Palo Alto, CA  94301
                Attn:  Diane Holt Frankle
                Tele: (415) 328-6561
                Fax:  (415) 327-3699

          (iii) Sheldon E. Goldstein, P.C.
                65 Broadway
                New York, NY  10006
                Attn: Sheldon E. Goldstein, Esq.
                Tele: (212) 809-4220
                Fax:  (212) 809-4228 (fax)

          (iv)


                Attn:
                Tele:
                Fax:


          2.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

          2.4 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

          2.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

          2.6 The Company acknowledges and confirms that it is not being represented in a legal capacity by Sheldon E. Goldstein, P.C. and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

          2.7 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, existing out of, or relating in any way to, any provisions of this Agreement shall be brought through the American Arbitration Association at the designated locale of New York, New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of August 1997.

                                    CONSILIUM, INC.



                                    By
                                      ----------------------------
                                     Officer

                                                        ,
                                  ----------------------
                                     Purchaser


                                  By
                                    ------------------------------
                                     Officer

                                  SHELDON E. GOLDSTEIN, P.C.,
                                   Escrow Agent


                                  By
                                    ------------------------------
                                     Sheldon E. Goldstein

                                                                   ATTACHMENT II

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT, dated the ____ day of August, 1997, between _______________________ (the "Holder" or "Holders") issued pursuant to a Convertible Preferred Stock Subscription Agreement of even date herewith, and CONSILIUM, INC., a Delaware corporation, having its principal place of business at 485 Clyde Avenue, Mountain View, CA 94043 (the "Company").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from the Company, pursuant to a Convertible Preferred Stock Subscription Agreement dated the date hereof (the "Agreement"), an aggregate of up to Three Million ($3,000,000) Dollars of non-voting Convertible Preferred Stock convertible into Common Stock in accordance with the terms of a Certificate of Designation filed by the Company in connection with such sales (hereinafter collectively referred to as the "Stock" or "Securities" of Consilium, Inc.); and

          WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the Securities.

          NOW, THEREFORE, the parties hereto mutually agree as follows:

          Section 1.  Registrable Securities.  As used herein the term
                      ----------------------
"Registrable Security" means the Common Stock issuable upon conversion of the non-voting Convertible Preferred Stock; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Act") and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 or Reg S, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

          Section 2.  Restrictions on Transfer.  The Holder acknowledges and
                      ------------------------
understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holder understands that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that such transfer may be made or (ii) a registration statement under the Act is then in effect with respect thereto.

          Section 3.  Registration Rights.
                      -------------------

          (a) The Company shall prepare and file a Registration Statement with the Securities and Exchange Commission ("SEC"), on one occasion, at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a non-underwritten public offering and sale of the Registrable Securities under the Act. The number of shares to be issued on conversion of the non-voting Convertible Preferred Stock (the "Conversion Shares") to be registered shall be two hundred (200%) percent of the number of such shares that would be required, if all of the Securities were converted on the filing date of the Registration Statement.

          (b) The Company will maintain any Registration Statement or post-effective amendment filed under this Section 3 hereof current under the Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144, or (iii) the second anniversary of the effective date of the Registration Statement.

          (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 9 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

          (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Act.

          (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not declared effective by the SEC within one hundred eighty (180) days from the Closing Date, then the Company will pay Holder by wire transfer, as liquidated damages for such failure and not as a penalty, two (2%) percent of the principal amount of the Securities per month thereafter in cash or stock at the Company's option (the first month shall be pro rated on a weekly basis) until the Company procures registration of the Stock. If the Company does not remit the damages to the Purchaser as set forth above, the Company will pay the Purchaser reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Purchaser immediately if the registration of the Securities are not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

          (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

          Section 4.  Cooperation with Company.  Holders will cooperate with the
                      ------------------------
Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

          Section 5.  Registration Procedures.  If and whenever the Company is
                      -----------------------
required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

          (a) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement when the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

          (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

          (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder, shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

          (d) use its best efforts to list such securities on the NASDAQ National Market System or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange or NASDAQ National Market System;

          (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          Section 6.  Information by Holder.  Each Holder of Registrable
                      ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

          Section 7.  Assignment.  The rights granted the Holders under this
                      ----------
Agreement shall not be assigned without the written consent of the Company, which consent shall not be unreasonably withheld. In no event shall the rights granted under this Agreement be transferred to a transferee, other than affiliated companies of the Holder, of Registrable Securities having a value less than $250,000. In the event of a transfer of the rights granted under this Agreement, the Holders agree that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          Section 8.  Termination of Registration Rights.  The rights granted
                      ----------------------------------
pursuant to this Agreement shall terminate as to each Investor (and permitted transferee under Section 7 above) upon the occurrence of any of the following:

          (a) all such Holder's securities subject to this Agreement have been registered;

          (b) such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 or Reg S promulgated by the SEC pursuant to the Act;

          (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k); or

          (d) three years after the Company's next registered offering to the public.

          Section 9.  Indemnification.
                      ---------------

          (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof); arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement requested by such Distributing Holder, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof and, provided further, that the indemnity agreement contained in this Section 9(b) shall not inure to the benefit of the Company with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Company failed to send or give (in violation of the Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Company was obligated to do so under the Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof. Subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          Section 10.  Contribution.  In order to provide for just and equitable
                       ------------
contribution under the Act in any case in which (i) the Distributing Holder makes a claim for indemnification pursuant to Section 9 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 9 hereof provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Distributing Holder, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 11.  Notices.   Any notice pursuant to this Agreement by the
                       -------
Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) If to the Holder, to its, his or her address set forth on the signature page of this Agreement, with a copy to the person designated in the Agreement.

          (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five
(5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

          Section 12.  Counterparts. This Agreement may be executed in
                       ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 13.  Headings.  The headings in this Agreement are for
                       --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 14.  Governing Law, Venue. This Agreement will be construed
                       --------------------
and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the
                                                ----- --- ----------
bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          Section 15.  Severability/Defined Terms.  If any provision of this
                       --------------------------
Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Convertible Preferred Stock Subscription Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.

Attest:                        CONSILIUM, INC.


By:                            By:
   -----------------------        -------------------------
   Name:                          Name:

Title:                         Title:
      --------------------           ----------------------

                               PURCHASER:

                               ----------------------------


                               By:
                                  -------------------------
                                  Officer